                                                     Free Writing Prospectus
                                                     Filed Pursuant to Rule 433
                                                     Registration No. 333-

            THE DATE OF THIS FREE WRITING PROSPECTUS IS JUNE 8, 2006.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

LBUBS 06-C4

Settlement    06/29/06
Dated Date    06/11/06
1st Payment   07/15/06

                                                          Interest
                                        Coupon            Accrual    Rated
        S&P    Moody's                  Type              Basis      Final
---------------------------------------------------------------------------
A1      AAA    Aaa       Public         Fixed             30/360
A2      AAA    Aaa       Public         Fixed             30/360
A3      AAA    Aaa       Public         Fixed (WAC Cap)   30/360
AAB     AAA    Aaa       Public         Fixed (WAC Cap)   30/360
A4      AAA    Aaa       Public         Fixed (WAC Cap)   30/360
A1A     AAA    Aaa       Public         Fixed (WAC Cap)   30/360
AM      AAA    Aaa       Public         Fixed (WAC Cap)   30/360
AJ      AAA    Aaa       Public         Fixed (WAC Cap)   30/360
B       AA+    Aa1       Public         WAC - 0.10%       30/360
C       AA     Aa2       Public         WAC - 0.08%       30/360
D       AA-    Aa3       Public         WAC - 0.07%       30/360
E       A+     A1        Public         WAC - 0.01%       30/360
F       A      A2        Public         WAC               30/360
XCL     AAA    Aaa       Private/144A   Variable IO       30/360
XCP     AAA    Aaa       Public         Variable IO       30/360
G       A-     A3        Private/144A   WAC               30/360
H       BBB+   Baa1      Private/144A   WAC               30/360
J       BBB    Baa2      Private/144A   WAC               30/360
K       BBB-   Baa3      Private/144A   WAC               30/360
L       BB+    Ba1       Private/144A   Fixed (WAC Cap)   30/360
M       BB     Ba2       Private/144A   Fixed (WAC Cap)   30/360
N       BB-    Ba3       Private/144A   Fixed (WAC Cap)   30/360
P       B+     NR        Private/144A   Fixed (WAC Cap)   30/360
Q       B      NR        Private/144A   Fixed (WAC Cap)   30/360
S       B-     NR        Private/144A   Fixed (WAC Cap)   30/360
T       NR     NR        Private/144A   Fixed (WAC Cap)   30/360

HAF1    NR     A3        Private/144A   WAC               30/360
HAF2    NR     Baa1      Private/144A   WAC               30/360
HAF3    NR     Baa2      Private/144A   WAC               30/360
HAF4    NR     Baa3      Private/144A   WAC               30/360
HAF5    NR     Ba1       Private/144A   WAC               30/360
HAF6    NR     Ba2       Private/144A   WAC               30/360
HAF7    NR     Ba3       Private/144A   WAC               30/360
HAF8    NR     Ba1       Private/144A   WAC               30/360
HAF9    NR     Ba2       Private/144A   WAC               30/360
HAF10   NR     Ba3       Private/144A   WAC               30/360
HAF11   NR     NR        Private/144A   WAC               30/360

SBC1    AA     NR        Private/144A   WAC               30/360
SBC2    AA-    NR        Private/144A   WAC               30/360
SBC3    A+     NR        Private/144A   WAC               30/360
SBC4    A      NR        Private/144A   WAC               30/360
SBC5    A-     NR        Private/144A   WAC               30/360
SBC6    BBB+   NR        Private/144A   WAC               30/360
SBC7    BBB    NR        Private/144A   WAC               30/360
SBC8    BBB-   NR        Private/144A   WAC               30/360
SBC9    BB+    NR        Private/144A   WAC               30/360
SBC10   BB     NR        Private/144A   WAC               30/360
SBC11   BB-    NR        Private/144A   WAC               30/360
SBC12   B+     NR        Private/144A   WAC               30/360
SBC13   B      NR        Private/144A   WAC               30/360
SBC14   B-     NR        Private/144A   WAC               30/360
SBC15   NR     NR        Private/144A   WAC               30/360

                   Initial                   % of                 Avg
        Sub %      Coupon    Size            Deal   Window        Life
------------------------------------------------------------------------
A1      30.000%    5.56600      30,000,000    1.5%  07/06-03/11    3.18
A2      30.000%    5.62900      38,000,000    1.9%  03/11-06/11    4.91
A3      30.000%    5.74600      23,000,000    1.2%  12/12-05/13    6.63
AAB     30.000%    5.74700      67,000,000    3.4%  06/11-12/15    7.39
A4      30.000%    5.79700     815,337,000   41.1%  12/15-05/16    9.78
A1A     30.000%    5.72400     414,294,000   20.9%  07/06-05/16    6.93
AM      20.000%    5.84000     198,233,000   10.0%  05/16-06/16    9.94
AJ      13.000%    5.87900     138,763,000    7.0%  06/16-06/16    9.96
B       12.250%    5.81941      14,868,000    0.8%  06/16-06/16    9.96
C       10.625%    5.83941      32,212,000    1.6%  06/16-06/16    9.96
D        9.750%    5.84941      17,346,000    0.9%  06/16-06/16    9.96
E        9.000%    5.90941      14,867,000    0.7%  06/16-06/16    9.96
F        7.750%    5.91941      24,779,000    1.2%  06/16-06/16    9.96
XCL         N/A    0.04665   1,982,330,524          07/06-05/21    8.97
XCP         N/A    0.09943   1,802,832,000          06/07-06/13    5.66
G        6.875%    5.91941      17,346,000    0.9%  06/16-06/16    9.96
H        6.000%    5.91941      17,345,000    0.9%  06/16-06/16    9.96
J        4.500%    5.91941      29,735,000    1.5%  06/16-06/16    9.96
K        3.250%    5.91941      24,779,000    1.2%  06/16-06/16    9.96
L        2.875%    5.50000       7,434,000    0.4%  06/16-06/16    9.96
M        2.375%    5.50000       9,912,000    0.5%  06/16-06/16    9.96
N        2.125%    5.50000       4,956,000    0.3%  06/16-06/16    9.96
P        1.750%    5.50000       7,433,000    0.4%  06/16-06/16    9.96
Q        1.625%    5.50000       7,434,000    0.4%  06/16-06/16    9.96
S        1.125%    5.50000       4,956,000    0.3%  06/16-10/17   10.16
T           N/A    5.50000      22,301,524    1.1%  10/17-05/21   13.91

HAF1        N/A    5.81043       2,544,000          05/09-05/11    4.38
HAF2        N/A    5.81043       3,126,000          05/11-05/11    4.88
HAF3        N/A    5.81043       3,752,000          05/11-05/11    4.88
HAF4        N/A    5.81043       3,753,000          05/11-05/11    4.88
HAF5        N/A    5.81043       6,253,000          05/11-04/14    5.20
HAF6        N/A    5.81043       6,254,000          04/14-04/16    9.63
HAF7        N/A    5.81043       5,003,000          04/16-04/16    9.79
HAF8        N/A    5.81043       5,002,000          04/16-04/16    9.79
HAF9        N/A    5.81043       6,254,000          04/16-04/16    9.79
HAF10       N/A    5.81043       5,003,000          04/16-04/16    9.79
HAF11       N/A    5.81043       2,056,000          04/16~06/16    9.93

SBC1        N/A    5.88172         487,466          05/11-05/11    4.88
SBC2        N/A    5.88172         359,036          05/11-05/11    4.88
SBC3        N/A    5.88172         359,036          05/11-05/11    4.88
SBC4        N/A    5.88172         359,036          05/11-05/11    4.88
SBC5        N/A    5.88172         359,036          05/11-05/11    4.88
SBC6        N/A    5.88172         359,036          05/11-05/11    4.88
SBC7        N/A    5.88172         359,036          05/11-05/11    4.88
SBC8        N/A    5.88172         538,554          05/11-05/11    4.88
SBC9        N/A    5.88172       1,346,385          05/11-05/11    4.88
SBC10       N/A    5.88172       1,346,385          05/11-05/11    4.88
SBC11       N/A    5.88172         538,554          05/11-05/11    4.88
SBC12       N/A    5.88172         538,554          05/11-05/11    4.88
SBC13       N/A    5.88172         538,554          05/11-05/11    4.88
SBC14       N/A    5.88172         538,554          05/11-05/11    4.88
SBC15       N/A    5.88172       5,692,778          05/11-05/11    4.88

Call: 1% of Original balance (including non-pooled split loan balances)

Interest Reserve is 1 days interest at the Gross Rate for all loans except at
(Gross Rate - 0.01%) for 888 7th Ave.

Penalties allocated to Classes A1 through K using base interest fraction. On and prior to 6/2009 , 93%/7% of remaining to XCL/XCP. Thereafter, 100% of remaining to XCL.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN
ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY
SUBSEQUENT FREE WRITING PROSPECTUSES PRIOR TO THE TIME OF SALE. THIS FREE
WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL
TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THIS FREE WRITING
PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN
CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING
PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE,
LOSS, SPREADS, MARKET AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR
TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND
SOMETIMES MATERIALLY DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING,
PAYMENT OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM
THE INFORMATION PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING
WILL BE COMPLETED AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE
CERTIFICATES MAY VARY SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE
WRITING PROSPECTUS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT
LIMITATION, PREVAILING CREDIT SPREADS, MARKET POSITIONING, FINANCING COSTS,
HEDGING COSTS AND RISK AND USE OF CAPITAL AND PROFIT. THE PRICING ESTIMATES
CONTAINED HEREIN MAY VARY DURING THE COURSE OF ANY PARTICULAR DAY AND FROM DAY
TO DAY. YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTING OR OTHER ADVISORS AS TO THE
ADEQUACY OF THE INFORMATION IN THIS FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

           THE DATE OF THIS FREE WRITING PROSPECTUS IS JUNE 8, 2006.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the
SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

888 SEVENTH AVENUE            UPB                 Gross Cpn
--------------------------------------------------------------------------------
A1                             145,894,000.00       5.7050000
A2                             145,894,000.00       5.7050000
B                               26,766,000.00       5.7050000
--------------------------------------------------------------------------------
WL                             318,554,000.00       5.7050000     Interest-Only

Prior to event of default, principal is prorata between the Pooled and
Non-Pooled Portions. In the event of default, principal is sequential between the Pooled and Non-Pooled Portions.

70 HUDSON                     UPB                 Gross Cpn
--------------------------------------------------------------------------------
A                               75,000,000.00       5.5785000
B Rake                          49,000,000.00       5.7467857
--------------------------------------------------------------------------------
WL                             124,000,000.00       5.6450000     Int only then
                                                                  amortizing

Prior to event of default, principal is prorata between the Pooled and
Non-Pooled Portions. In the event of default, principal is sequential between the Pooled and Non-Pooled Portions.

AMLI OF NORTH DALLAS          UPB                 Gross Cpn
--------------------------------------------------------------------------------
A                               26,801,000.00       5.9150000
B Rake                          25,587,000.00       6.2937775
--------------------------------------------------------------------------------
WL                              52,388,000.00       6.1000000     Interest-Only

Prior to event of default, principal is prorata between the Pooled and
Non-Pooled Portions. In the event of default, principal is sequential between the Pooled and Non-Pooled Portions.

TWO PENN                      UPB                 Gross Cpn
--------------------------------------------------------------------------------
A                               23,918,000.00       6.4950000
B note                          28,082,000.00       6.0968802
--------------------------------------------------------------------------------
WL                              52,000,000.00       6.2800000     Interest-Only

Prior to event of default, principal is prorata between the Pooled and
Non-Pooled Portions. In the event of default, principal is sequential between the Pooled and Non-Pooled Portions.

STURBRIDGE COMMONS            UPB                 Gross Cpn
--------------------------------------------------------------------------------
A                               11,630,000.00       5.8750000
B Rake                          13,720,000.00       5.9027150
--------------------------------------------------------------------------------
WL                              25,350,000.00       5.8900000     Interest-Only

Prior to event of default, principal is prorata between the Pooled and
Non-Pooled Portions. In the event of default, principal is sequential between the Pooled and Non-Pooled Portions.

FOUNTAINS AT MIRAMAR          UPB                 Gross Cpn
--------------------------------------------------------------------------------
A                               12,292,000.00       6.4185000
B Rake                          11,708,000.00       5.1752475
--------------------------------------------------------------------------------
WL                              24,000,000.00       5.8120000     Interest-Only

Prior to event of default, principal is prorata between the Pooled and
Non-Pooled Portions. In the event of default, principal is sequential between the Pooled and Non-Pooled Portions.

---------------------------------------------
Rake                               UPB
HAF1                                2,544,000
HAF2                                4,887,000
HAF3                                5,865,000
HAF4                                5,866,000
HAF5                                9,775,000
HAF6                                9,776,000
HAF7                                7,821,000
HAF8                                7,818,000
HAF9                                9,777,000
HAF10                               7,821,000
HAF11                              14,345,000
                                   86,295,000
---------------------------------------------

---------------------------------------------
Rake                               UPB
SBC1                                  487,466
SBC2                                  359,036
SBC3                                  359,036
SBC4                                  359,036
SBC5                                  359,036
SBC6                                  359,036
SBC7                                  359,036
SBC8                                  538,554
SBC9                                1,346,385
SBC10                               1,346,385
SBC11                                 538,554
SBC12                                 538,554
SBC13                                 538,554
SBC14                                 538,554
SBC15                               5,692,778
                                   13,720,000
---------------------------------------------

                                                                  ADDITIONAL
ADD'L AMORTIZATION LOANS        BALANCE           ON AND AFTER    PRINCIPAL
--------------------------------------------------------------------------------
Green Valley Portfolio          34,150,000.00        7/11/2012         29,078.32
Clarksburg Portfolio             7,000,000.00        6/11/2008          8,496.16
Pinewood Estates                 5,440,000.00        7/11/2012          4,916.54
--------------------------------------------------------------------------------

---------------------------------------------------------------
                              to pmt date         P&I
RITE AID - CHURCH STREET             8/1/2009       56,885.83
                                     8/1/2014       60,691.93
                                     7/1/2019       64,498.04

                              to pmt date         P&I
IHOP- NASHVILLE                     10/1/2010        8,875.56
                                     5/1/2016        9,783.90
---------------------------------------------------------------

THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN
ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY
SUBSEQUENT FREE WRITING PROSPECTUSES PRIOR TO THE TIME OF SALE. THIS FREE
WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL
TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THIS FREE WRITING
PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN
CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING
PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE,
LOSS, SPREADS, MARKET AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR
TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND
SOMETIMES MATERIALLY DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING,
PAYMENT OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM
THE INFORMATION PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING
WILL BE COMPLETED AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE
CERTIFICATES MAY VARY SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE
WRITING PROSPECTUS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT
LIMITATION, PREVAILING CREDIT SPREADS, MARKET POSITIONING, FINANCING COSTS,
HEDGING COSTS AND RISK AND USE OF CAPITAL AND PROFIT. THE PRICING ESTIMATES
CONTAINED HEREIN MAY VARY DURING THE COURSE OF ANY PARTICULAR DAY AND FROM DAY
TO DAY. YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTING OR OTHER ADVISORS AS TO THE
ADEQUACY OF THE INFORMATION IN THIS FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

           THE DATE OF THIS FREE WRITING PROSPECTUS IS JUNE 8, 2006.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the
SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

PROPERTY NAME                                           POOLED BALANCE        NET INT 0 CPR         NET INT 100 CPY
---------------------------------------------------------------------------------------------------------------------

One Federal Street                                        262,000,000.00        146,865,183.84        143,166,314.88
One New York Plaza                                        200,000,000.00        102,913,084.10        100,553,621.71
215 Fremont Street                                        141,371,000.00         86,042,199.76         83,904,316.82
Chatsworth Park Apartments                                 84,730,000.00         26,148,101.65         25,259,495.77
70 Hudson Street                                           75,000,000.00         40,191,289.57         39,242,621.22
44 Wall Street                                             75,000,000.00         43,106,401.53         42,067,342.72
Canyon Park Technology Center                              75,000,000.00         40,458,709.04         40,458,709.04
Rivergate Plaza                                            58,500,000.00         38,372,920.62         37,406,484.38
Courtyard Marriott Fifth Avenue                            51,000,000.00         32,692,483.31         31,915,173.04
Green Valley Portfolio                                     34,150,000.00         23,905,692.85         23,322,534.52
Belmont at Cowan Place                                     32,760,000.00         10,109,899.80          9,766,329.30
AMLI of North Dallas                                       26,801,000.00          7,876,705.95          7,876,705.95
888 Seventh Avenue                                         26,766,000.00         14,796,211.35         14,280,601.53
Ashton Woods Apartments                                    24,190,000.00          7,465,154.95          7,211,462.33
Two Penn Center                                            23,918,000.00          7,854,451.95          7,338,301.51
Pavilion Apartments                                        23,300,000.00         12,710,174.73         12,404,704.70
Lock Building                                              22,000,000.00         13,583,133.37         13,264,320.37
Oxford Court Business Center                               20,500,000.00         12,469,645.77         12,469,645.77
Southridge Plaza                                           18,200,000.00         10,285,189.07         10,041,533.92
Seven Corners                                              18,050,000.00         14,506,230.63         13,563,118.19
Grove at Landmark                                          15,300,000.00          4,477,536.50          4,402,706.75
Covington Plaza                                            15,000,000.00          9,353,432.87          9,353,432.87
La Pacifica Apartments                                     15,000,000.00          4,647,316.67          4,410,354.17
1300 Spring Street                                         14,800,000.00          8,428,617.66          8,223,635.05
Royal Beverly Glen                                         14,500,000.00          9,322,904.29          9,088,103.37
Holiday Inn Express Hotel & Suites King of Prussia         12,950,000.00          7,805,088.25          7,629,203.12
Wilmington Portfolio                                       12,730,000.00          7,672,492.16          7,499,595.03
Fountains of Miramar                                       12,292,000.00          7,979,959.74          7,979,959.74
Palm Lake Apartments                                       12,290,229.96          2,930,613.19          2,930,613.19
Indian Springs Apartments                                  12,100,000.00          7,098,149.06          6,918,326.25
NBSC Building                                              12,000,000.00          7,266,478.01          7,090,799.43
Countryview MHC                                            11,928,000.00          4,368,710.78          4,152,233.60
Sturbridge Commons                                         11,630,000.00          3,394,814.76          3,338,079.75
Stetson Place                                              11,000,000.00          5,657,351.02          5,657,351.02
McCallum Crossing                                          10,700,000.00          5,727,438.24          5,584,561.69
Glenlake Professional Offices                              10,593,000.00          6,293,723.54          6,196,246.77
Quail Heights Plaza                                        10,500,000.00          6,120,238.49          6,120,238.49
Smith Portfolio - A - Statesville                           9,079,288.79          5,011,883.95          5,011,883.95
McCallum Meadows                                            8,925,000.00          4,777,325.82          4,658,150.76
2802 Bloomington Road                                       8,854,000.00          4,982,736.07          4,855,405.71
McCallum Glen                                               8,575,000.00          4,589,979.71          4,475,478.18
The Pointe Apartments                                       8,550,000.00          4,929,102.24          4,810,268.07
Tiffany Woods Apartments                                    8,300,000.00          4,710,475.30          4,600,160.36
Mountain View Villa Apartments                              8,000,000.00          4,685,008.89          4,566,320.00
Smith Portfolio - A - Conover                               7,625,523.49          4,209,386.50          4,209,386.50
Hampton Inn - Martinsburg                                   7,590,544.82          4,207,251.64          4,207,251.64
The Corporate Center                                        7,550,000.00          4,267,203.91          4,233,337.26
70 Reems Creek                                              7,522,000.00          4,233,130.87          4,124,956.15
Dr.'s Medical Plaza                                         7,200,000.00          4,621,998.20          4,505,591.40
Smithfield Plaza Shopping Center                            7,100,000.00          4,274,999.09          4,274,999.09
Lakeridge                                                   7,000,000.00          3,818,507.43          3,726,735.32
Clarksburg Highlands                                        7,000,000.00          3,921,273.43          3,830,750.44
Town & Country Plaza                                        6,900,000.00          3,025,598.25          3,025,598.25
New York Life Building                                      6,839,430.64          3,886,249.81          3,886,249.81
San Marco Village Apts                                      6,694,563.08          3,773,529.84          3,687,749.42
Santa Monica Auto Center                                    6,600,000.00          3,856,637.64          3,828,137.93
Smith Portfolio - A - Graham                                6,471,582.84          3,446,534.91          3,446,534.91
4349 Avery Drive                                            6,425,000.00          3,615,775.83          3,523,377.19
Smith Portfolio - B - Gibsonville/Burlington                6,407,665.97          3,412,495.09          3,412,495.09

Sunset Ridge Professional Park                              6,300,000.00          1,842,266.33          1,842,266.33
Holiday Inn Express Frazer-Malvern                          4,070,000.00          2,453,027.74          2,397,749.55
Shiloh Village Apartments                                   5,746,025.20          5,184,851.52          5,184,851.52
Walgreens - Roselle                                         5,742,000.00          3,339,748.17          3,255,139.80
Rite Aid - Church Street                                    5,692,990.63          3,942,533.49          3,942,533.49
Butterfield Corners                                         5,690,143.72          3,310,389.60          3,310,389.60
15991 Red Hill                                              5,650,000.00          3,197,115.40          3,121,930.76
Smith Portfolio - B - Ashboro                               5,600,243.61          3,091,406.46          3,091,406.46
SLO Self Storage                                            5,600,000.00          3,586,406.04          3,500,042.95
CVS - Maynard                                               5,596,000.00          3,087,322.53          3,009,109.10
Pinewood Estates                                            5,440,000.00          3,652,974.13          3,564,041.97
100 Rockwell Drive                                          5,202,000.00          2,927,512.20          2,852,701.66
1543 Shatto                                                 5,200,000.00          3,343,386.37          3,259,181.90
Arizona Self Storage                                        5,200,000.00          3,735,434.44          3,703,733.22
Clock Tower Mall                                            5,195,891.74          3,010,370.76          3,010,370.76
Smith Portfolio - B - Burlington II                         5,138,635.65          2,836,592.62          2,836,592.62
Courts of McCallum                                          5,100,000.00          2,700,098.23          2,632,782.53
101 Reliance Road                                           5,095,000.00          2,867,296.17          2,794,024.41
Walgreens - Saraland                                        5,079,000.00          2,817,295.90          2,745,923.26
Sangaree Plaza                                              5,000,000.00          2,919,456.97          2,919,456.97
Nukoa Plaza                                                 5,000,000.00          2,941,121.03          2,896,158.96
Walgreens - Crest Hill                                      4,926,000.00          2,694,226.44          2,625,377.38
K-Mart Port Charlotte                                       4,650,000.00          2,642,199.60          2,601,163.82
Perimeter Square                                            4,500,000.00          2,820,528.80          2,820,528.80
Walgreens - Antioch                                         4,425,000.00          2,507,750.75          2,443,666.92
Prairie Retail Plaza                                        4,300,000.00          2,539,205.57          2,539,205.57
Tri-County Bi-Lo                                            4,300,000.00          2,510,733.00          2,510,733.00
Oak Tree Mobile Home Park
Manhattan Place                                             4,292,359.50          2,445,312.31          2,388,550.41
Hazel Dell Corner                                           4,242,014.37          2,286,832.03          2,286,832.03
Walgreen's Decatur                                          4,003,000.00          2,416,567.73          2,355,705.46
Holiday Inn Express -  Knoxville Airport                    3,994,984.11          2,198,520.77          2,198,520.77
Kennerly Place Shopping Center                              3,988,952.18          2,142,530.28          2,126,633.91
CVS - Waynesville                                           3,966,000.00          2,169,164.04          2,113,732.58
Affordable Self Storage                                     3,950,000.00          2,211,307.58          2,193,180.57
Crystal Valley Mobile Home Park                             3,866,340.85          2,437,200.31          1,737,693.99
Berkley Center                                              3,800,000.00          2,180,592.19          2,180,592.19
Tallgrass Shopping Center                                   3,800,000.00          2,266,654.37          2,248,780.38
Country Inn & Suites - Tuscaloosa                           3,700,000.00          2,122,811.23          2,076,253.72
First Colony Self Storage                                   3,696,909.02          1,063,990.38            959,997.91
Toys R Us Center                                            3,665,185.56          2,011,843.42          1,967,499.53
Walgreen's Long Beach                                       3,662,000.00          2,158,686.95          2,104,319.47
1541 Wilshire                                               3,600,000.00          2,314,652.10          2,256,356.70
Wallace Pointe                                              3,593,310.31          1,974,879.46          1,929,177.75
Smith Portfolio - B - Burlington I                          3,525,006.14          1,945,848.41          1,945,848.41
Arvada Square Shopping Center                               3,450,000.00          2,054,144.29          2,054,144.29
Walgreens - Bossier                                         3,421,000.00          2,106,877.02          2,071,694.88
Black Canyon Business Center                                3,343,953.01          1,881,475.61          1,881,475.61
Western Center Retail Plaza                                 3,300,000.00          1,855,623.50          1,855,623.50
Rossford Hills Apartments                                   3,300,000.00          1,933,398.10          1,887,507.98
Redlands Dynasty Suites                                     3,241,199.04          1,742,224.88          1,742,224.88
Northwood Apartments                                        3,193,987.28          1,739,403.66          1,725,729.96
TJ Maxx - Branson                                           3,150,000.00          1,796,528.45          1,796,528.45
Staples and Social Security                                 3,097,544.24          1,791,494.32          1,791,494.32
Smith Portfolio - B - Mocksville                            3,061,399.90          1,689,932.12          1,689,932.12
Parkway Kirby                                               3,022,432.99          1,657,252.73          1,619,677.35
Tampa Industrial
Colony South Apartments                                     2,954,596.81          1,647,562.99          1,647,562.99
Franklin & Halsted Portfolio                                2,925,964.78          1,470,703.64          1,439,235.34
Chambers Point Shopping Center                              2,800,000.00          1,572,887.25          1,560,835.82
Virginia Commons                                            2,797,911.16          1,680,821.70          1,668,047.24
Rite Place Storage                                          2,797,751.96          1,603,906.21          1,603,906.21
Smith Portfolio - A - Elon                                  2,772,645.14          1,530,535.61          1,530,535.61
465 Boulevard                                               2,734,919.71          1,505,851.68          1,505,851.68
Ronkonkoma Blue Island & Central Portfolio                  2,684,298.06          1,349,232.37          1,320,363.17
Aloha Self Storage                                          2,600,000.00          1,436,400.17          1,436,400.17
Merrill Square Apartments                                   2,544,243.17          1,415,300.35          1,404,436.16
Wichita & Anaheim Portfolio                                 2,496,556.97          1,254,866.30          1,228,016.23
Countryside Acres Apartments                                2,480,000.00          1,474,057.26          1,474,057.26
Enon Self Storage                                           2,450,000.00          1,461,760.28          1,461,760.28
Adrian Shopping Center                                      2,448,100.69          1,435,784.92          1,435,784.92
Colonial Shoppes Shopping Center                            2,323,083.08          1,308,233.28          1,298,347.37
Walgreens - Jacksonville                                    2,311,000.00          1,564,645.22          1,525,768.42
Plant One                                                   2,298,098.69          1,291,835.81          1,291,835.81
35 & Cicero Portfolio                                       2,275,861.34          1,143,936.26          1,119,459.73
Georgetown Self Storage                                     2,200,000.00          1,346,397.98          1,335,493.13
Bellflower Apartments                                       2,194,160.69          1,215,604.45          1,187,168.82
Quaker Village Shopping Center                              2,100,000.00          1,106,085.17          1,097,781.76
River Ridge Apartments                                      1,900,000.00          1,109,355.02          1,083,030.52
Tift Crossing & Tift Pavilion                               1,898,602.14          1,150,248.11          1,141,499.44
Always Storage III                                          1,700,000.00            497,503.57            446,671.01
Midwood Self Storage                                        1,625,000.00            903,740.10            903,740.10
Foothill Green Shopping Center                              1,500,000.00            856,546.21            849,972.71
3-5 Central Square                                          1,498,926.99            915,033.22            872,556.11
Family Dollar - 115th Street                                1,410,614.53            738,430.86            722,230.00
IHOP - Nasville                                             1,362,000.00            747,655.29            732,152.42
Interstate & Oakton Portfolio                               1,073,519.50            539,592.53            528,047.00
37th and Mt. Vernon Apartments                              1,047,330.40            603,725.89            590,353.68

                                                        1,982,330,524.45      1,070,130,051.69      1,047,029,268.93

                                                                              1,070,424,188.44      1,047,316,109.09

                                                                                 PENALTY             YM
PROPERTY NAME                                            NET INT 100 CPR         100 CPR             TYPE
---------------------------------------------------------------------------------------------------------------------

One Federal Street                                        143,166,314.88
One New York Plaza                                        100,553,621.71
215 Fremont Street                                            712,627.65            12,371,574
Chatsworth Park Apartments                                  4,865,408.42             4,167,481
70 Hudson Street                                           39,242,621.22
44 Wall Street                                             42,067,342.72
Canyon Park Technology Center                              40,458,709.04
Rivergate Plaza                                            15,347,060.62             4,891,120
Courtyard Marriott Fifth Avenue                            31,915,173.04
Green Valley Portfolio                                     23,322,534.52
Belmont at Cowan Place                                      1,881,161.10             1,611,314
AMLI of North Dallas                                        7,876,705.95
888 Seventh Avenue                                         14,280,601.53
Ashton Woods Apartments                                     1,389,050.27             1,189,795
Two Penn Center                                             3,144,369.90               951,503
Pavilion Apartments                                        12,404,704.70
Lock Building                                               2,943,477.78             2,073,048
Oxford Court Business Center                               12,469,645.77
Southridge Plaza                                           10,041,533.92
Seven Corners                                               1,094,708.68             1,788,443
Grove at Landmark                                           4,402,706.75
Covington Plaza                                             9,353,432.87
La Pacifica Apartments                                      4,410,354.17
1300 Spring Street                                          1,829,987.11               910,906
Royal Beverly Glen                                          9,088,103.37
Holiday Inn Express Hotel & Suites King of Prussia          7,629,203.12
Wilmington Portfolio                                        7,499,595.03
Fountains of Miramar                                        3,191,545.58               598,122
Palm Lake Apartments                                        2,930,613.19
Indian Springs Apartments                                   2,766,537.28               644,075
NBSC Building                                               7,090,799.43
Countryview MHC                                             4,152,233.60
Sturbridge Commons                                          3,338,079.75
Stetson Place                                               5,657,351.02
McCallum Crossing                                           5,584,561.69
Glenlake Professional Offices                               6,196,246.77
Quail Heights Plaza                                         6,120,238.49
Smith Portfolio - A - Statesville                           5,011,883.95
McCallum Meadows                                            4,658,150.76
2802 Bloomington Road                                          41,975.34               522,156
McCallum Glen                                               4,475,478.18
The Pointe Apartments                                       4,810,268.07
Tiffany Woods Apartments                                    4,600,160.36
Mountain View Villa Apartments                              4,566,320.00
Smith Portfolio - A - Conover                               4,209,386.50
Hampton Inn - Martinsburg                                   4,207,251.64
The Corporate Center                                        4,233,337.26
70 Reems Creek                                                 35,660.55               443,603
Dr.'s Medical Plaza                                         4,505,591.40
Smithfield Plaza Shopping Center                            4,274,999.09
Lakeridge                                                   3,726,735.32
Clarksburg Highlands                                        3,830,750.44
Town & Country Plaza                                        3,025,598.25
New York Life Building                                      3,886,249.81
San Marco Village Apts                                      3,687,749.42
Santa Monica Auto Center                                    3,828,137.93
Smith Portfolio - A - Graham                                3,446,534.91
4349 Avery Drive                                               30,459.85               378,908
Smith Portfolio - B - Gibsonville/Burlington                3,412,495.09

Sunset Ridge Professional Park                              1,092,843.99               143,674
Holiday Inn Express Frazer-Malvern                          2,397,749.55
Shiloh Village Apartments                                   5,184,851.52
Walgreens - Roselle                                            27,891.76               402,303
Rite Aid - Church Street                                       39,988.52             1,902,058
Butterfield Corners                                         3,310,389.60
15991 Red Hill                                              3,121,930.76
Smith Portfolio - B - Ashboro                               3,091,406.46
SLO Self Storage                                            3,500,042.95
CVS - Maynard                                                  25,783.57               262,400
Pinewood Estates                                            3,564,041.97
100 Rockwell Drive                                             24,661.81               306,783
1543 Shatto                                                 3,259,181.90
Arizona Self Storage                                          778,172.78               745,842
Clock Tower Mall                                            3,010,370.76
Smith Portfolio - B - Burlington II                         2,836,592.62
Courts of McCallum                                          2,632,782.53
101 Reliance Road                                              24,154.55               300,473
Walgreens - Saraland                                           23,528.47               249,927
Sangaree Plaza                                              2,919,456.97
Nukoa Plaza                                                 2,896,158.96
Walgreens - Crest Hill                                         22,696.54               230,029
K-Mart Port Charlotte                                       2,601,163.82
Perimeter Square                                            2,820,528.80
Walgreens - Antioch                                            21,125.69               274,541
Prairie Retail Plaza                                        2,539,205.57
Tri-County Bi-Lo                                            2,510,733.00
Oak Tree Mobile Home Park
Manhattan Place                                             2,388,550.41
Hazel Dell Corner                                           2,286,832.03
Walgreen's Decatur                                             19,844.87               320,787
Holiday Inn Express -  Knoxville Airport                    2,198,520.77
Kennerly Place Shopping Center                              2,126,633.91
CVS - Waynesville                                              18,273.34               185,200
Affordable Self Storage                                       492,583.65               253,808
Crystal Valley Mobile Home Park                             1,737,693.99               106,246
Berkley Center                                              2,180,592.19
Tallgrass Shopping Center                                   2,248,780.38
Country Inn & Suites - Tuscaloosa                           2,076,253.72
First Colony Self Storage                                     959,997.91
Toys R Us Center                                            1,967,499.53
Walgreen's Long Beach                                          17,727.13               253,341
1541 Wilshire                                               2,256,356.70
Wallace Pointe                                              1,929,177.75
Smith Portfolio - B - Burlington I                          1,945,848.41
Arvada Square Shopping Center                               2,054,144.29
Walgreens - Bossier                                         2,071,694.88
Black Canyon Business Center                                1,881,475.61
Western Center Retail Plaza                                 1,855,623.50
Rossford Hills Apartments                                   1,887,507.98
Redlands Dynasty Suites                                     1,742,224.88
Northwood Apartments                                        1,725,729.96
TJ Maxx - Branson                                           1,796,528.45
Staples and Social Security                                 1,791,494.32
Smith Portfolio - B - Mocksville                            1,689,932.12
Parkway Kirby                                               1,619,677.35
Tampa Industrial
Colony South Apartments                                     1,647,562.99
Franklin & Halsted Portfolio                                1,439,235.34
Chambers Point Shopping Center                              1,560,835.82
Virginia Commons                                            1,668,047.24
Rite Place Storage                                          1,603,906.21
Smith Portfolio - A - Elon                                  1,530,535.61
465 Boulevard                                               1,505,851.68
Ronkonkoma Blue Island & Central Portfolio                  1,320,363.17
Aloha Self Storage                                          1,436,400.17
Merrill Square Apartments                                   1,404,436.16
Wichita & Anaheim Portfolio                                 1,228,016.23
Countryside Acres Apartments                                1,474,057.26
Enon Self Storage                                           1,461,760.28
Adrian Shopping Center                                      1,435,784.92
Colonial Shoppes Shopping Center                            1,298,347.37
Walgreens - Jacksonville                                    1,525,768.42
Plant One                                                   1,291,835.81
35 & Cicero Portfolio                                       1,119,459.73
Georgetown Self Storage                                       293,882.72               202,941
Bellflower Apartments                                       1,187,168.82
Quaker Village Shopping Center                              1,097,781.76
River Ridge Apartments                                      1,083,030.52
Tift Crossing & Tift Pavilion                               1,141,499.44
Always Storage III                                            446,671.01
Midwood Self Storage                                          903,740.10
Foothill Green Shopping Center                                849,972.71
3-5 Central Square                                            872,556.11
Family Dollar - 115th Street                                  722,230.00
IHOP - Nasville                                               732,152.42
Interstate & Oakton Portfolio                                 528,047.00
37th and Mt. Vernon Apartments                                590,353.68

                                                          816,570,062.91            38,682,401

                                                          816,828,021.07

------------------------
TSY              YIELDS
6 mo              5.000
2yr               4.923
3yr               4.902
5yr               4.906
10yr              4.999
30yr              5.100
------------------------

THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN
ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY
SUBSEQUENT FREE WRITING PROSPECTUSES PRIOR TO THE TIME OF SALE. THIS FREE
WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL
TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THIS FREE WRITING
PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN
CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING
PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE,
LOSS, SPREADS, MARKET AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR
TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND
SOMETIMES MATERIALLY DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING,
PAYMENT OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM
THE INFORMATION PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING
WILL BE COMPLETED AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE
CERTIFICATES MAY VARY SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE
WRITING PROSPECTUS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT
LIMITATION, PREVAILING CREDIT SPREADS, MARKET POSITIONING, FINANCING COSTS,
HEDGING COSTS AND RISK AND USE OF CAPITAL AND PROFIT. THE PRICING ESTIMATES
CONTAINED HEREIN MAY VARY DURING THE COURSE OF ANY PARTICULAR DAY AND FROM DAY
TO DAY. YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTING OR OTHER ADVISORS AS TO THE
ADEQUACY OF THE INFORMATION IN THIS FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

           THE DATE OF THIS FREE WRITING PROSPECTUS IS JUNE 8, 2006.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the
SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

CLASS A-AB TARGETED PRINCIPAL BALANCE

Distribution Date    Balance
------------------------------------
          July-06    67,000,000.00
        August-06    67,000,000.00
     September-06    67,000,000.00
       October-06    67,000,000.00
      November-06    67,000,000.00
      December-06    67,000,000.00
       January-07    67,000,000.00
      February-07    67,000,000.00
         March-07    67,000,000.00
         April-07    67,000,000.00
           May-07    67,000,000.00
          June-07    67,000,000.00
          July-07    67,000,000.00
        August-07    67,000,000.00
     September-07    67,000,000.00
       October-07    67,000,000.00
      November-07    67,000,000.00
      December-07    67,000,000.00
       January-08    67,000,000.00
      February-08    67,000,000.00
         March-08    67,000,000.00
         April-08    67,000,000.00
           May-08    67,000,000.00
          June-08    67,000,000.00
          July-08    67,000,000.00
        August-08    67,000,000.00
     September-08    67,000,000.00
       October-08    67,000,000.00
      November-08    67,000,000.00
      December-08    67,000,000.00
       January-09    67,000,000.00
      February-09    67,000,000.00
         March-09    67,000,000.00
         April-09    67,000,000.00
           May-09    67,000,000.00
          June-09    67,000,000.00
          July-09    67,000,000.00
        August-09    67,000,000.00
     September-09    67,000,000.00
       October-09    67,000,000.00
      November-09    67,000,000.00
      December-09    67,000,000.00
       January-10    67,000,000.00
      February-10    67,000,000.00
         March-10    67,000,000.00
         April-10    67,000,000.00
           May-10    67,000,000.00
          June-10    67,000,000.00
          July-10    67,000,000.00
        August-10    67,000,000.00
     September-10    67,000,000.00
       October-10    67,000,000.00
      November-10    67,000,000.00
      December-10    67,000,000.00
       January-11    67,000,000.00
      February-11    67,000,000.00
         March-11    67,000,000.00
         April-11    67,000,000.00
           May-11    67,000,000.00
          June-11    66,427,450.63
          July-11    65,224,000.00
        August-11    64,152,000.00
     September-11    63,076,000.00
       October-11    61,856,000.00
      November-11    60,768,000.00
      December-11    59,537,000.00
       January-12    58,437,000.00
      February-12    57,331,000.00
         March-12    55,947,000.00
         April-12    54,829,000.00
           May-12    53,569,000.00
          June-12    52,438,000.00
          July-12    51,138,000.00
        August-12    49,966,000.00
     September-12    48,789,000.00
       October-12    47,470,000.00
      November-12    46,281,000.00
      December-12    45,399,000.00
       January-13    45,199,000.00
      February-13    44,999,000.00
         March-13    44,799,000.00
         April-13    44,599,000.00
           May-13    43,228,237.92
          June-13    42,007,000.00
          July-13    40,649,000.00
        August-13    39,415,000.00
     September-13    38,176,000.00
       October-13    36,799,000.00
      November-13    35,547,000.00
      December-13    34,158,000.00
       January-14    32,892,000.00
      February-14    31,620,000.00
         March-14    29,953,000.00
         April-14    28,667,000.00
           May-14    27,245,000.00
          June-14    25,945,000.00
          July-14    24,509,000.00
        August-14    23,196,000.00
     September-14    21,872,000.00
       October-14    20,413,000.00
      November-14    19,075,000.00
      December-14    17,604,000.00
       January-15    16,252,000.00
      February-15    14,893,000.00
         March-15    13,147,000.00
         April-15    11,773,000.00
           May-15    10,266,000.00
          June-15     8,878,000.00
          July-15     7,357,000.00
        August-15     5,954,000.00
     September-15     4,544,000.00
       October-15     3,002,000.00
      November-15     1,577,000.00
      December-15               --

THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN
ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY
SUBSEQUENT FREE WRITING PROSPECTUSES PRIOR TO THE TIME OF SALE. THIS FREE
WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL
TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THIS FREE WRITING
PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN
CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING
PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE,
LOSS, SPREADS, MARKET AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR
TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND
SOMETIMES MATERIALLY DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING,
PAYMENT OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM
THE INFORMATION PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING
WILL BE COMPLETED AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE
CERTIFICATES MAY VARY SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE
WRITING PROSPECTUS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT
LIMITATION, PREVAILING CREDIT SPREADS, MARKET POSITIONING, FINANCING COSTS,
HEDGING COSTS AND RISK AND USE OF CAPITAL AND PROFIT. THE PRICING ESTIMATES
CONTAINED HEREIN MAY VARY DURING THE COURSE OF ANY PARTICULAR DAY AND FROM DAY
TO DAY. YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTING OR OTHER ADVISORS AS TO THE
ADEQUACY OF THE INFORMATION IN THIS FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

           THE DATE OF THIS FREE WRITING PROSPECTUS IS JUNE 8, 2006.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the
SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

            414,294,000     30,000,000     38,000,000    23,000,000     67,000,000    815,337,000    198,233,000
End Date   A1A            A1             A2             A3             AAB           A4             AM

 June-07    404,491,000             --     34,590,000     23,000,000    67,000,000    815,337,000    198,233,000
 June-08    396,083,000             --      4,235,000     23,000,000    67,000,000    815,337,000    198,233,000
 June-09    378,613,000             --             --             --    28,742,000    815,337,000    198,233,000
 June-10    352,787,000             --             --             --            --    778,944,000    198,233,000
 June-11    175,405,000             --             --             --            --    689,246,000    198,233,000
 June-12    167,837,000             --             --             --            --    632,333,000    198,233,000
 June-13    155,598,000             --             --             --            --    567,522,000    198,233,000

            138,763,000     14,868,000     32,212,000     17,346,000    14,867,000     24,779,000     17,346,000   Total
End Date   AJ             B              C              D              E             F              G              XCP Notional

 June-07    138,763,000     14,868,000     32,212,000     17,346,000    14,867,000     24,779,000     17,346,000    1,802,832,000
 June-08    138,763,000     14,868,000     32,212,000     17,346,000    14,867,000     24,779,000     17,346,000    1,764,069,000
 June-09    138,763,000     14,868,000     32,212,000     17,346,000    14,867,000     24,779,000     17,346,000    1,681,106,000
 June-10    138,763,000     14,868,000     32,212,000     17,346,000    14,867,000     17,120,000             --    1,565,140,000
 June-11    138,763,000     14,868,000     32,212,000      7,638,000            --             --                   1,256,365,000
 June-12    138,763,000     14,868,000      6,828,000             --            --                                  1,158,862,000
 June-13    130,225,000             --             --             --                                                1,051,578,000

Distribution    Reference
Date            Rate
-------------------------
    07/15/06      5.88974
    08/15/06      6.08783
    09/15/06      6.08779
    10/15/06      5.88963
    11/15/06      6.08771
    12/15/06      5.88956
    01/15/07      5.88695
    02/15/07      5.88692
    03/15/07      5.89465
    04/15/07      6.08750
    05/15/07      5.88935
    06/15/07      6.08742
    07/15/07      5.88927
    08/15/07      6.08733
    09/15/07      6.08729
    10/15/07      5.88915
    11/15/07      6.08721
    12/15/07      5.88906
    01/15/08      6.08711
    02/15/08      5.88640
    03/15/08      5.89153
    04/15/08      6.08697
    05/15/08      5.88883
    06/15/08      6.08689
    07/15/08      5.88876
    08/15/08      6.08679
    09/15/08      6.08674
    10/15/08      5.88861
    11/15/08      6.08664
    12/15/08      5.88850
    01/15/09      5.88587
    02/15/09      5.88582
    03/15/09      5.89366
    04/15/09      6.08636
    05/15/09      5.88830
    06/15/09      6.08641
    07/15/09      5.88836
    08/15/09      6.08646
    09/15/09      6.08649
    10/15/09      5.88843
    11/15/09      6.08653
    12/15/09      5.88847
    01/15/10      5.88591
    02/15/10      5.88593
    03/15/10      5.89401
    04/15/10      6.08665
    05/15/10      5.88859
    06/15/10      6.08533
    07/15/10      5.88731
    08/15/10      6.08537
    09/15/10      6.08539
    10/15/10      5.88718
    11/15/10      6.08524
    12/15/10      5.88717
    01/15/11      5.88457
    02/15/11      5.88142
    03/15/11      5.88986
    04/15/11      6.05117
    05/15/11      5.85389
    06/15/11      6.05068
    07/15/11      5.85375
    08/15/11      6.05069
    09/15/11      6.05069
    10/15/11      5.85375
    11/15/11      6.05069
    12/15/11      5.85375
    01/15/12      6.05069
    02/15/12      5.85072
    03/15/12      5.85693
    04/15/12      6.05068
    05/15/12      5.85375
    06/15/12      6.05068
    07/15/12      5.85374
    08/15/12      6.05066
    09/15/12      6.05063
    10/15/12      5.85367
    11/15/12      6.05058
    12/15/12      5.85363
    01/15/13      5.85220
    02/15/13      5.85217
    03/15/13      5.86190
    04/15/13      6.05219
    05/15/13      5.85517
    06/15/13      6.04881

THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN
ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY
SUBSEQUENT FREE WRITING PROSPECTUSES PRIOR TO THE TIME OF SALE. THIS FREE
WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL
TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THIS FREE WRITING
PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN
CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING
PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE,
LOSS, SPREADS, MARKET AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR
TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND
SOMETIMES MATERIALLY DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING,
PAYMENT OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM
THE INFORMATION PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING
WILL BE COMPLETED AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE
CERTIFICATES MAY VARY SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE
WRITING PROSPECTUS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT
LIMITATION, PREVAILING CREDIT SPREADS, MARKET POSITIONING, FINANCING COSTS,
HEDGING COSTS AND RISK AND USE OF CAPITAL AND PROFIT. THE PRICING ESTIMATES
CONTAINED HEREIN MAY VARY DURING THE COURSE OF ANY PARTICULAR DAY AND FROM DAY
TO DAY. YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTING OR OTHER ADVISORS AS TO THE
ADEQUACY OF THE INFORMATION IN THIS FREE WRITING PROSPECTUS FOR YOUR PURPOSES.